AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                     among

                              EVANS SYSTEMS, INC.

                            I-NET ACQUISITION CORP.

                                      and

                              I-NET HOLDINGS, INC.



                          Dated as of January 31, 2000

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         This Amended and Restated Agreement and Plan of Merger (this "Agreement"), dated as of January 31, 2000 and effective as of January 23, 2000, among Evans Systems, Inc., a Texas corporation ("EVSI"), I-Net Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of EVSI ("Sub"), I-Net Holdings, Inc., a Delaware corporation (the "Company"), and those
Shareholders of the Company listed on Schedule I hereto (the "I-Net Shareholders");

                              W I T N E S S E T H:

         WHEREAS, the parties have entered into that certain Agreement and Plan of Merger, dated as of January 23, 2000 (the "Plan of Merger");

         WHEREAS, the parties intend that this Agreement amend and restate in its entirety the Plan of Merger;

         WHEREAS, the I-Net Shareholders currently own an aggregate of 12,000,000 shares (the "Current Shares") of Company common stock, $.001 par value (the "Company Common Stock"), which constitutes 100% of the issued and outstanding capital stock of the Company; and

         WHEREAS, the Company intends to issue additional shares of Company Common Stock or Company Convertible Preferred (as defined below) (such shares, together with the Current Shares, herein referred to as the "Company Shares") in connection with the Company Financing (as defined below); and

         WHEREAS, the Company is engaged in the business (the "Business") of eCommerce; and

         WHEREAS, the respective Boards of Directors of EVSI and the Company have determined that the transactions contemplated hereby are desirable and in the best interests of the stockholders of the respective companies; and

         WHEREAS, the respective Boards of Directors of EVSI, Sub and the Company have approved and declared the advisability of this Agreement and the merger of Sub with and into the Company on the terms and subject to the conditions set forth herein; and

         WHEREAS, EVSI, as the sole stockholder of Sub, has adopted and approved this Agreement and the Merger (as defined below); and

         WHEREAS, the parties intend that the Merger contemplated by this Agreement be treated as a "plan of reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, EVSI, Sub, the Company and the I-Net Shareholders hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined below), and on the terms and subject to the conditions set forth in this Agreement, Sub shall be merged with and into the Company (the "Merger") in accordance with the requirements of the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the Company shall continue its existence under Delaware Law as the surviving corporation in the Merger (the "Surviving Sub") and the separate corporate existence of Sub shall cease.

         1.2 Effective Time of the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger pursuant to the mutual agreement of EVSI and the Company (the "Effective Time").

         1.3 Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Thompson & Knight L.L.P., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, as soon as practicable, but in any event within two business days after the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be fulfilled at the Closing) or (ii) at such other time or place or on such other date as the Company and EVSI shall agree. All Closing transactions shall be deemed to have occurred simultaneously.

         1.4 Effects of the Merger. The Merger shall have the effects set forth in Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of Sub shall cease; all rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Sub, without any transfer or assignment having occurred; and all debts, restrictions, liabilities, disabilities and duties of the Company and Sub shall become the debts, restrictions, liabilities, disabilities and duties of the Surviving Sub.

         1.5 Certificate of Incorporation. The certificate of incorporation of Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Sub until further amended in accordance with Delaware Law and its terms, with the exception that as part of the Certificate of Merger the name of the Surviving Sub shall be changed to I-Net Texas Holdings, Inc.

         1.6 Bylaws. The by-laws of Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Sub until amended in accordance with its terms and Delaware Law.

         1.7 Directors. The directors of the Company at the Effective Time shall be the directors of the Surviving Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Sub and until his or her successor is duly elected or appointed and qualified in accordance with Delaware Law, or until his or her earlier death, resignation or removal.

         1.8 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Sub and until his or her successor is duly elected or appointed and qualified in accordance with Delaware Law, or until his or her earlier death, resignation or removal.

         1.9 Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under Delaware Law as promptly as possible, subject to the terms of this Agreement.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

         2.1 Conversion of Securities. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each Company Share held by the Company as treasury stock shall be cancelled and retired and cease to exist, and no payment shall be made with respect thereto.

                  (b) Each Company Share held by EVSI or Sub or by any of the other Subsidiaries (as defined below) of EVSI shall be cancelled and retired and cease to exist, and no payment shall be made with respect thereto.

                  (c) Each share of common stock, par value $.01 per share, of Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Sub.

         (d) Each Company Share outstanding immediately prior to the Effective Time (other than the Company Shares described in Sections 2.1(a) and 2.1(b)) shall be converted into the right to receive the number of fully paid and nonassessable shares (the "EVSI Shares") of EVSI common stock, $.01 par value (the "EVSI Common Stock") equal to (i) the sum of (A) 15,000,000 and (B) the number of Company Shares issuable pursuant to the Existing Company Option (as defined below) and (C) the number of Company Shares issuable pursuant to the Future Employee Options (as defined in Section 6.1) (the sum being the "Merger Consideration"), divided by (ii) the sum of (A) the number of Company Shares outstanding immediately prior to the Effective Time and (B) the number of Company Shares issuable pursuant to the Existing Company Option and (C) the number of Company Shares issuable pursuant to the Future Employee Options (the quotient being the "Exchange Ratio"). In the event that additional shares of EVSI Common Stock are issued to settle the consolidated class action lawsuit (as more fully described in the EVSI SEC Documents) filed in the United States District Court for the Southern District of Texas on July 8, 1999, as consolidated on November 15, 1999 (the "Class Action Suit"), the Merger Consideration shall be increased in proportion to such increase in the number of outstanding shares of EVSI Common Stock.

                  (e) At the Effective Time, each outstanding option (the "Company Options") to purchase or acquire Company Shares shall be converted into an option to purchase the number of shares of EVSI Common Stock equal to the Exchange Ratio times the number of Company Shares issuable pursuant to such option, at an exercise price per share equal to the exercise price for each such share of Company Shares subject to an option divided by the Exchange Ratio, and all references in each such option to the Company shall be deemed to refer to EVSI, where appropriate.

         For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than 50 percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50 percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         EVSI shall, following the Closing, except as provided in Sections 2.3(c) and 2.5(b), pay all stamp duties and stamp duty reserve tax, if any, imposed in connection with the issuance or creation of EVSI Shares in connection with the Merger.

         2.2 Rights as a Stockholder. From and after the Effective Time, all Company Shares converted in accordance with Section 2.1(d) into the right to receive the EVSI Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares ("Certificate") shall cease to have any rights with respect thereto, except the right to receive such holder's allocable share of the Merger Consideration and any dividends payable pursuant to Section 2.3(f). From and after the Effective Time, all certificates representing the common stock of Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Sub into which they were converted in accordance with Section 2.1(c).

         2.3 Surrender and Payment.

                  (a) Promptly after the Effective Time, EVSI will send to each holder of record at the Effective Time of Company Shares a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to EVSI) in such form as the Company and EVSI may reasonably agree, for use in effecting delivery of Company Shares to EVSI.

                  (b) Each holder of Company Shares that have been converted into a right to receive the Merger Consideration, upon surrender to EVSI of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the allocable share of Merger Consideration in respect of the Company Shares represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such allocable share of Merger Consideration. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

         (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to EVSI any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of EVSI that such tax has been paid or is not payable.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfers of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Sub or EVSI, they shall be canceled and exchanged for the Merger Consideration.

         (e) No party hereto shall be liable to any holder of Company Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat and similar laws. Any amounts remaining unclaimed by holders of Company Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of EVSI free and clear of any claims or interest of any Person previously entitled thereto.

         (f) No dividends or other distributions with respect to the EVSI Shares issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Agreement. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the EVSI Shares issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such EVSI Shares with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such EVSI Shares with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of the EVSI Shares, all of the EVSI Shares to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

         2.4 Adjustments. In the event of any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in EVSI Common Stock with respect to the EVSI Shares (or if a record date with respect to any of the foregoing should occur) during the period between the date of this Agreement and the Effective Time, then the Exchange Ratio shall be appropriately adjusted to reflect such stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution.

         2.5 Fractional Shares.

         (a) No certificates or scrip representing fractional shares of the EVSI Shares ("Fractional Shares") shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of EVSI shall relate to such Fractional Shares and such Fractional Shares will not entitle the owner thereof to vote or to any rights of a stockholder of EVSI. All holders of Company Shares who would otherwise be entitled to receive Fractional Shares shall be entitled to receive the nearest whole number of shares of EVSI Common Stock.

         (b) The parties acknowledge that issuance of the nearest whole number of shares of EVSI Common Stock in lieu of issuing Fractional Shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be caused by the issuance of Fractional Shares.

         2.6 Withholding Rights. Each of the Surviving Sub and EVSI shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Sub or EVSI, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Surviving Sub or EVSI, as the case may be.

         2.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Sub, the posting by such Person of a bond, in such reasonable amount as the Surviving Sub may direct, as indemnity against any claim that may be made against it with respect to such Certificate, EVSI will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration attributable to such lost Company Shares and, if applicable, any unpaid dividends or other distributions on the EVSI Shares deliverable in respect of the Company Shares represented by such Certificates as contemplated by this Agreement.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                             PRINCIPAL SHAREHOLDER

         Each of the Company and Richard Dix (the "Principal Shareholder") jointly and severally represent and warrant to EVSI that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened. Complete and correct copies of the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware, and of the By-Laws of the Company and all amendments thereto, certified by the Secretary of the Company, heretofore have been delivered to EVSI.

         3.2 Qualification. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company.

         For purposes of this Agreement, a "Material Adverse Effect" with respect to any Person means any state of facts, event, change or effect that has had or would reasonably be expected to have a material adverse effect on (i) the financial condition, business, properties or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person to perform on a timely basis any material obligation of such Person under this Agreement or any agreement entered into or delivered in connection herewith. "Material Adverse Effect" does not include the effect of (1) changes in the economy of the United States generally, (2) general changes in the availability of credit, general changes in interest rates, money supply levels or the discount rate of the Federal Reserve System or changes in laws or regulations of general applicability or interpretations thereof by courts or governmental authorities, (3) changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles generally applicable to companies engaged in a business which is the same or similar to that of the parties hereto, (4) changes in the condition (financial or otherwise) or results of operations of the Company or EVSI and their respective subsidiaries taken as a whole that are caused directly, substantially and primarily by the general changes specified in (1) through (3) above, (5) actions and omissions of a party or any of its Subsidiaries taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and (6) the Merger and the reasonable expenses incurred in connection therewith and compliance with the provisions of this Agreement on the operating performance of such party.

         3.3 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action. The affirmative vote of holders of the outstanding Company Common Stock having votes representing a majority of the votes of all such outstanding Company Common Stock, voting together as a single class, is the only vote of the holders of any of the Company's capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement by EVSI and Sub, as applicable, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether applied in a proceeding at law or in equity).

         3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to the Company or any of its properties; (b) breach or conflict with any of the terms, provisions or conditions of the certificate of incorporation or by-laws of the Company; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which the Company is a party or by which the Company is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of their respective properties or the Company Shares, except, in the case of clauses (a) or (c), such defaults, breaches, violations or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.5 Subsidiaries. The Company has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

         3.6 Capitalization of the Company.

         (a) Except for the changes to the Company's authorized capital stock as contemplated by this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock. As of the close of business on January 21, 2000, there were outstanding 12,000,000 shares of Company Common Stock.

         (b) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.6 and except for changes since the date of this Agreement arising from the issuance of Company Common Stock or Company Convertible Preferred in the Company Financing, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) except for the outstanding option to purchase 3,000,000 shares of Company Common Stock at an exercise price per share of $1.50 (the "Existing Company Option") and except for the Future Employee Options (as defined below) issuable pursuant to Section 6.1, no options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

         3.7 Reserved.

         3.8 Assets; No Undisclosed Material Liabilities. As of the date of this Agreement, the Company has no material assets. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities for organizational expenses, administrative and travel expenses, professional fees, general expenses incurred in connection with the formation of the Company and the negotiation of this Agreement and fees or expenses incurred in connection with identification and review of web design, development and eCommerce businesses, which, in the aggregate, do not exceed $300,000 as of the date hereof and (b) liabilities incurred in connection with actions taken as contemplated by Schedule 6.1.

         3.9 Absence of Certain Changes or Events. Since December 31, 1999, no event or circumstance has occurred resulting or reasonably likely to result in a Material Adverse Effect on the Company.

         3.10 Absence of Litigation. Except as set forth on Schedule 3.10, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or the Principal Shareholder, threatened against or affecting the Company or any affiliate of the Company or their respective directors or officers.

         3.11 Contracts and Commitments. Except as contemplated by Schedule 6.1, the Company is not a party to any personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written (whether or not legally bound thereby), that are currently in effect and that require payments, individually or in the aggregate, in excess of $25,000, other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of the Company (collectively, the "Contracts").

         3.12 Taxes.

         (a) The Company has duly filed all federal, state, local and foreign tax returns and tax reports required to have been filed by it prior to the date hereof and will file, on or before the Effective Time, all such returns and reports that are required to be filed after the date hereof and on or before the Effective Time, all such returns and reports are true, correct and complete in all material respects, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports (i) have been fully paid (or, with respect to any returns or reports filed between the date hereof and the Effective Time, will be), or (ii) are being contested in good faith by appropriate proceedings.

         (b) The Company has no material liabilities for taxes, and no federal, state, local or foreign tax authority is now asserting or, to the knowledge of the Company or the Principal Shareholder, threatening to assert any deficiency or assessment for additional taxes with respect to the Company.

         (c) All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the proper taxing authority. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

         3.13 Employee Benefit Plans. Except for the Existing Company Option (as defined below) and the Future Employee Options (as defined below) and as contemplated by Schedule 6.1, the Company has no bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Plans") which the Company presently maintains, to which the Company presently contributes or under which the Company has any liability and which relates to employees or independent contractors of the Company.

         3.14 Related Party Agreements. Except as otherwise contemplated by this Agreement, there are no contracts or other agreements, written or oral, to which the Company is a party or is bound or by which any property of the Company is bound or may be subject and to which the I-Net Shareholders or any of their affiliates (as such term is defined in the Securities Act (as defined below)) also is a party.

         3.15 Brokers. The Company has conducted all negotiations relative to this Agreement and the transactions contemplated hereby in such a manner as not to give rise to any claim against EVSI, any affiliate (as such term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) thereof, or the Company for a finder's fee, brokerage commission, advisory fee or other similar payment.

         3.16 Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement (as defined below) will, at the date mailed to EVSI's shareholders, and at the time of the meeting of EVSI's shareholders to be held in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.17 Effective Time Effect. All of the representations and warranties of the Company and the Principal Shareholder are true and correct as of the date hereof and shall be true and correct on and as of the Effective Time with the same force and effect as if such representations and warranties were made by the Company and the Principal Shareholder to EVSI on the Effective Time, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Effective Time as of such earlier date.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE I-NET SHAREHOLDERS

         Each I-Net Shareholder individually represents and warrants to EVSI that:

         4.1 Capitalization. As of the date hereof, each I-Net Shareholder owns the number of shares of Company Common Stock as set forth next to his name under the column "Company Shares Held" on Schedule I hereto or on a schedule to any agreement entered into pursuant to Section 8.12, free and clear of all liens, claims or encumbrances. Each I-Net Shareholder has full right, power, legal capacity and authority to transfer and deliver his Company Shares pursuant to this Agreement.

         4.2 Authority Relative to and Validity of this Agreement. This Agreement has been duly executed and delivered by each of the I-Net Shareholders and, assuming due authorization, execution and delivery of this Agreement by EVSI, the Company and Sub, constitutes the legal, valid and binding obligation of such I-Net Shareholder, enforceable against the I-Net Shareholders in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy. Neither the execution and delivery by any I-Net Shareholder of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of law, any order of any court or other agency of government, or any judgment, award or decree or any indenture, agreement or other instrument to which such I-Net Shareholder is a party, or by which he or any of his properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such I-Net Shareholder, other than for such violations, breaches or conflicts which would not individually or in the aggregate have a Material Adverse Effect on such I-Net Shareholder.

         4.3 Investment Intent, etc..

         (a) Each I-Net Shareholder is acquiring the EVSI Shares solely for such I-Net Shareholder's own account, not as a nominee or agent, as an investment and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act, and the rules and regulations promulgated thereunder.

         (b) The address set forth opposite each I-Net Shareholder's signature on the signature pages of this Agreement is such I-Net Shareholder's true and correct business, residence or domicile address. Each I-Net Shareholder has received and read and is familiar with this Agreement. The I-Net Shareholders have had an opportunity to ask questions of and receive answers from representatives of EVSI concerning the terms and conditions of this investment. Each I-Net Shareholder has substantial experience in evaluating non-liquid investments such as the EVSI Shares and is capable of evaluating the merits and risks of an investment in EVSI. Each I-Net Shareholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (c) Each I-Net Shareholder has been furnished access to the business records of EVSI and such additional information and documents as such I-Net Shareholder has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of EVSI concerning the terms and conditions of this Agreement, the acquisition of the EVSI Shares, the business, operations, market potential, capitalization, financial condition and prospects of EVSI, and all other matters deemed relevant to such I-Net Shareholder. Each I-Net Shareholder acknowledges that it has had an opportunity to evaluate all information regarding EVSI as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

         (d) Each I-Net Shareholder understands that the EVSI Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from EVSI in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, each I-Net Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.4 Brokers. Each I-Net Shareholder has conducted all negotiations relative to this Agreement and the transactions contemplated hereby in such a manner as not to give rise to any claim against EVSI, any affiliate (as such term is defined in the rules and regulations promulgated under the Securities
Act) thereof, the Company or the I-Net Shareholders for a finder's fee, brokerage commission, advisory fee or other similar payment.

         4.5 Effective Time Effect. All of the representations and warranties of each I-Net Shareholder are true and correct as of the date hereof and shall be true and correct on and as of the Effective Time with the same force and effect as if such representations and warranties were made by each I-Net Shareholder at the Effective Time.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF EVSI

         EVSI represents and warrants to the Company and the I-Net Shareholders that:

         5.1 Corporate Organization.

         (a) Each of EVSI and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve EVSI or Sub are pending or, to the best knowledge of EVSI or Sub, threatened. Complete and correct copies of the Articles of Incorporation of EVSI and all amendments thereto, certified by the Secretary of State of the State of Texas, and the By-laws of EVSI, and all amendments thereto, certified by the Secretary of EVSI, heretofore have been delivered to the Company and the I-Net Shareholders. Complete and correct copies of the Certificate of Incorporation of Sub and all amendments thereto, certified by the Secretary of State of the State of Delaware, and the By-laws of Sub, and all amendments thereto, certified by the Secretary of Sub, heretofore have been delivered to the Company and the I-Net Shareholders.

         (b) Except as set forth in Schedule 5.1(b) and except as would not, individually or in the aggregate, have a Material Adverse Effect on EVSI, each Subsidiary of EVSI is a corporation, partnership or limited liability company, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate, partnership or company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any such Subsidiary are pending or, to the best knowledge of EVSI, threatened.

         5.2 Qualification. Each of EVSI and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on EVSI.

         5.3 Charter and Bylaws. EVSI has delivered or made available to the Company accurate and complete copies of (i) the charter and bylaws of each of EVSI and Sub as currently in effect, (ii) the stock records of each of EVSI and Sub, and (iii) the minutes of all meetings of the Board of Directors of EVSI, any committees of the respective Boards of Directors of EVSI and Sub, and the shareholders of EVSI and Sub (and all consents in lieu of such meetings) since September 30, 1998. Such records, minutes, and consents accurately reflect the stock ownership of EVSI and Sub and all actions taken by such Boards of Directors, committees and shareholders of EVSI and Sub. Neither EVSI nor any Subsidiary of EVSI is in violation of any provision of its charter or bylaws, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect on EVSI.

         5.4 Corporate Authorization.

         (a) The execution, delivery and performance by EVSI and Sub of this Agreement and the consummation by EVSI and Sub of the transactions contemplated hereby are within the corporate powers of EVSI and Sub and have been duly authorized by all necessary corporate action, except for any required approval and/or adoption by EVSI's shareholders of (i) this Agreement and the Merger,
(ii) the amendment of EVSI's articles of incorporation to (A) change the name of EVSI in accordance with Section 8.8 of this Agreement, and (B) increase the number of authorized shares of EVSI Common Stock from 15,000,000 to 100,000,000,
(iii) the issuance of the EVSI Shares in connection with the Merger, (iv) the election of directors as contemplated by Section 8.9 of this Agreement and (v) the transactions contemplated by the TSC Agreement (as defined in Section 9.3(d)) (clauses (i), (ii), (iii), (iv) and (v) being the "EVSI Shareholder Approval"). The affirmative vote of the holders of EVSI Common Stock having votes representing at least two thirds of the outstanding shares of EVSI Common Stock, voting together as a single class, is the only vote of the holders of any of EVSI's capital stock necessary in connection with obtaining the EVSI Shareholder Approval. Assuming due authorization, execution and delivery of this Agreement by the Company and the I-Net Shareholders, this Agreement constitutes a valid and binding agreement of each of EVSI and Sub, in each case, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The EVSI Shares, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         (b) EVSI's Board of Directors,  at a meeting duly called and held,  has
(i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable, fair to and in the best interests of EVSI's shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) resolved (subject to Section 7.2) to recommend approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) by its shareholders.

         (c) (i) Sub's Board of Directors, at a meeting duly called and held or pursuant to a unanimous written consent, has (x) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Sub's sole stockholder and (y) approved and adopted this Agreement and the transactions contemplated hereby, (ii) EVSI, as the sole stockholder of Sub, has adopted and approved this Agreement and the Merger, and (iii) no further corporate action of Sub is required in order to authorize and approve this Agreement and the Merger.

         5.5 Governmental Authorization. The execution, delivery and performance by EVSI and Sub of this Agreement and the transactions contemplated hereby by EVSI and Sub, and the consummation of the Merger by EVSI and Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),

(c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), (d) compliance with any applicable requirements of the Securities Act and applicable "Blue Sky" laws, (e) compliance with applicable requirements of the National Association of Securities Dealers and the Nasdaq National Market ("Nasdaq") (collectively, the "EVSI Required Approvals") and (f) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on EVSI.

         5.6 Non-Contravention. The execution, delivery and performance by EVSI and Sub of this Agreement and the consummation by EVSI and Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of EVSI or Sub, (b) assuming compliance with the matters referred to in Section 5.5, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to EVSI or any of EVSI's Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of EVSI, Sub or any of EVSI's Subsidiaries or to a loss of any benefit to which EVSI, Sub or any of EVSI's Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon EVSI, Sub or any of EVSI's Subsidiaries or any license, franchise, permit or other similar authorization held by EVSI, Sub or any of EVSI's Subsidiaries, or (d) result in the creation or imposition of any Lien (as defined below) on any asset of EVSI, Sub or any of EVSI's Subsidiaries, except, in the case of clauses (b), (c) or (d), for such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration, or losses or Liens that would not, individually or in the aggregate, have a Material Adverse Effect on EVSI, or those set forth in
Schedule 5.6.

         For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (a) for Taxes (as defined below) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the EVSI Balance Sheet (as defined below) or,
(b) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business relating to obligations as to which there is no default on the part of the Person making the representation, or (c) which is created by or arising from the execution by EVSI of the TSC Agreement (as defined in Section 9.3(d)).

         5.7 Capitalization.

         (a) The authorized capital stock of EVSI consists of 15,000,000 shares of EVSI Common Stock (subject to an amendment of the articles of incorporation of EVSI to increase the number of authorized shares of EVSI Common Stock to 100,000,000, as described in Section 5.4(a), to be proposed in connection with the Merger ) and 1,500,000 shares of preferred stock, par value $.01 per share. As of the close of business on January 10, 2000, there were outstanding 4,032,340 shares of EVSI Common Stock and no shares of preferred stock. A total of 406,500 shares of EVSI

Common Stock have been reserved for issuance pursuant to the stock options and awards described in Section 5.7(b).

         (b) As of January 21, 2000, there were outstanding (i) options to purchase an aggregate of 406,500 shares of EVSI Common Stock, of which options, options to purchase 163,500 shares of EVSI Common Stock were immediately exercisable as of such date, and options to purchase 43,000 shares of EVSI Common Stock will become immediately exercisable upon consummation of the Merger and (ii) awards with respect to 200,000 shares of EVSI Common Stock which have been approved by the EVSI Board of Directors but will not be granted until the approval of the EVSI 1999 Stock Option Plan at the EVSI Shareholders Meeting (as defined below).

         (c) All outstanding shares of capital stock of EVSI have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 5.7 and except for changes since the close of business on December 31, 1999 resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of EVSI, (ii) no securities of EVSI convertible into or exchangeable for shares of capital stock or voting securities of EVSI, and
(iii) no options, warrants or other rights to acquire from EVSI, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of EVSI, obligating EVSI to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of EVSI or obligating EVSI to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses
(i), (ii) and (iii) being referred to collectively as the "EVSI Securities"). There are no outstanding obligations of EVSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any EVSI Securities.

         5.8 Subsidiaries of EVSI; Other Holdings.

         (a) Except as set forth in EVSI's annual report on Form 10-K for the fiscal year ended September 30,1999 (the "EVSI 10-K") or on Schedule 5.8 hereto, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of EVSI is owned by EVSI, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (a) securities of EVSI or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of EVSI or (b) options, warrants or other rights to acquire from EVSI or any of its Subsidiaries, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Subsidiary of EVSI, obligating EVSI or any of its Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of EVSI or obligating EVSI or any Subsidiary of EVSI to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment except, in any such case under clause (a) or (b), to the extent relating to an insignificant equity interest in any Subsidiary of EVSI (the items in clauses
(a) and (b) being referred to collectively as the "EVSI Subsidiary Securities"). Except as set forth in Schedule 5.8(a), there are no outstanding obligations of EVSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding EVSI Subsidiary Securities.

         (b) Except for an interest in certain shares of Affiliated Resources Corp. as described in the EVSI SEC Documents (as defined below), EVSI has no other equity interests in any Person other than its Subsidiaries.

         5.9 SEC Filings.

         (a) EVSI and each of EVSI's Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Securities and Exchange Commission ("SEC").

         (b) EVSI has delivered to the Company (i) its annual reports on Form 10-K for its fiscal years ended September 30, 1998 and 1999, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since September 30, 1998, and
(iii)  all  of  its  other  reports,  statements,   schedules  and  registration
statements filed with the SEC since September 30, 1998 (as such documents have been amended or supplemented since the time of their filing and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively (collectively, the "EVSI SEC Documents").

         (c) As of its filing date, each EVSI SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

         (d) Except as disclosed in Schedule 5.9 or as set forth in subsequently filed EVSI SEC Documents, each EVSI SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (e) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         5.10 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of EVSI (including any related notes and schedules) included in the EVSI SEC Documents referred to in Section 5.9 fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of EVSI and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "EVSI Balance Sheet" means the consolidated balance sheet of EVSI as of September 30, 1999 set forth in the EVSI 10-K and "EVSI Balance Sheet Date" means September 30, 1999.

         5.11 Disclosure Documents. None of the information with respect to EVSI to be included in the Proxy Statement (as defined below) relating to the EVSI Shareholder Approval will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any such amendments thereof or supplements thereto, and at the time of the EVSI Shareholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by EVSI with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. The letters to shareholders, notices of meeting, Proxy Statement and forms of proxies to be distributed to shareholders in connection with the EVSI Shareholder Approval and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement."

         5.12 Absence of Certain Changes. Except as set forth in Schedule 5.12, since the EVSI Balance Sheet Date, EVSI and its Subsidiaries have conducted their business, in all material respects, in the ordinary course consistent with past practice and (a) there has not been any event, occurrence or development of a state of circumstances or facts which has had or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EVSI; and (b) no action has been taken by EVSI or any of its Subsidiaries, which is prohibited pursuant to Section 7.1 below.

         5.13 No Undisclosed Material Liabilities. There are no liabilities of EVSI or any Subsidiary of EVSI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities disclosed or provided for in the EVSI Balance Sheet or in the notes thereto; (b) liabilities incurred since the EVSI Balance Sheet Date in the ordinary course of business which in the aggregate would not have a Material Adverse Effect on EVSI; (c) liabilities disclosed in the EVSI SEC Documents filed prior to the date hereof or set forth in Schedule 5.13(c); and (d) liabilities under this Agreement.

         5.14  Litigation.  Except as disclosed in the EVSI 10-K or set forth in
Schedule 5.14, there is no action, suit, investigation or proceeding pending against, threatened against or affecting, EVSI or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official.

         5.15 Taxes. Except as set forth in the EVSI Balance Sheet (including the notes thereto) or as otherwise set forth in Schedule 5.15 and except as would not, individually or in the aggregate, have a Material Adverse Effect on EVSI, (a) all material EVSI Tax Returns (as defined below) required to be filed with any taxing authority by, or with respect to, EVSI and its Subsidiaries have been filed in accordance with all applicable laws; (b) EVSI and its Subsidiaries have timely paid all Taxes (as defined below) shown as due and payable on the EVSI Tax Returns that have been so filed, and, as of the time of filing, the EVSI Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of EVSI and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the EVSI Balance Sheet); (c) EVSI and its Subsidiaries have made provision for all Taxes payable by EVSI and its Subsidiaries for which no EVSI Tax Return has yet been filed; (d) the charges, accruals and reserves for Taxes with respect to EVSI and its Subsidiaries reflected on the EVSI Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, audit or claim pending or, to the knowledge of EVSI, proposed against or with respect to EVSI or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (f) to EVSI's knowledge, neither EVSI nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which EVSI is the common parent.

         For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         5.16 Employee Benefit Plans. Except as described in the EVSI SEC Documents, all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by EVSI or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and EVSI and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in the EVSI SEC Documents, and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on EVSI. Except as described in the EVSI SEC Documents filed prior to the date hereof or as set forth in Schedule 5.16, no employee of EVSI or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement. Except as set forth in Schedule 5.16, neither EVSI nor any of its Subsidiaries is a party to any employment agreement or other arrangement with any of its employees.

         5.17 Contracts and Commitments. As of the Effective Time, EVSI will not be a party to any personal property leases, contracts, agreements, contract rights, license agreements, franchise rights or agreements, policies, purchase or sales orders, quotations or executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations or understandings, whether oral or written (whether or not legally bound thereby), that require payments, individually or in the aggregate, in excess of $25,000, other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of EVSI.

         5.18 Compliance with Laws. Neither EVSI nor any of its Subsidiaries is in violation of any applicable provisions of any laws, statutes, ordinances or regulations except as disclosed in the EVSI SEC Documents filed prior to the date hereof or for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on EVSI.

         5.19 Environmental Matters. Except as set forth in the EVSI SEC Documents filed prior to the date hereof, or where there would be no Material Adverse Effect on EVSI (a) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of EVSI, threatened by any Person against, EVSI or any of its Subsidiaries, and no penalty has been assessed against EVSI or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law (as defined below); (b) EVSI and its Subsidiaries are and have been in compliance with all Environmental Laws; (c) there are no liabilities of or relating to EVSI or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (d) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which EVSI has knowledge in relation to the current or prior business of EVSI or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by EVSI or any of its Subsidiaries which has not been made available to the Company.

         For purposes of this Section 5.18, the term "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

         5.20 Tax Treatment. To the knowledge of EVSI, neither it nor any of its Subsidiaries has taken or agreed to take any action, and EVSI is not aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code.

         5.21 No Prior Activities. Except for obligations or liabilities incurred in connection with incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has not incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person, and Sub has no assets other than cash to satisfy capital requirements of state law.

         5.22 Validity of Company Shares. All EVSI Shares to be issued in the Merger or pursuant to any employee incentive or benefit plans, programs or arrangements and non-employee director plans of the Company to be assumed or honored by EVSI under this Agreement, shall be, when issued in accordance with the terms of this Agreement or such plans, programs or arrangements, as the case may be, duly authorized, validly issued, fully paid and non-assessable.

         5.23 Effective Time Effect. All of the representations and warranties of EVSI are true and correct as of the date hereof and shall be true and correct on and as of the Effective Time with the same force and effect as if such representations and warranties were made by EVSI to the Company and the I-Net Shareholders on the Effective Time, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Effective Time as of such earlier date.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         The Company and the Principal Shareholder covenant and agree with EVSI that:

         6.1 Conduct of the Company. From the date hereof until the Effective Time, except as disclosed in Schedule 6.1, the Company shall conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and shall not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. Without limiting the generality of the foregoing, except with the prior written consent of EVSI or as contemplated by this Agreement or set forth in Schedule 6.1, from the date hereof until the Effective Time:

         (a) the Company will not adopt or propose any change in its Certificate of Incorporation or By-laws;

         (b) the  Company  will not adopt a plan or  agreement  of  complete  or
partial  liquidation,   dissolution,   merger,   consolidation,   restructuring,
recapitalization or other material reorganization of the Company;

         (c) except for the issuance prior to the Effective Time of options to purchase Company Shares as described on Schedule 6.1 (the "Future Employee Options"), the Company will not (i) issue, sell, pledge, dispose of, encumber, or authorize any shares of capital stock of any class or options, warrants, convertible securities or other rights of any kind to acquire shares of capital stock or other ownership interest in the Company, (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, or (iv) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock;

         (d) The Company will not, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except in the ordinary course of business or in connection with the Company Financing (as defined below), or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

         (e) the Company will not increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any existing agreement or commitment;

         (f) except for any such change which is not significant or which is required by reason of a concurrent change in GAAP, the Company will not change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

         (g) the Company will not take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

         (h) the Company will not agree or commit to do any of the foregoing.

                                   ARTICLE VII
                                COVENANTS OF EVSI

         EVSI covenants and agrees with the Company and the I-Net Shareholders that:

         7.1 Conduct of EVSI. From the date hereof until the Effective Time, EVSI and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties; provided, however, that EVSI may consummate the transactions contemplated by the TSC Agreement (as defined below), and consummate the EVSI Financing (as defined below). Without limiting the generality of the foregoing, except with the prior written consent of the Company and the I-Net Shareholders, from the date hereof until the Effective
Time:

         (a) Except as contemplated by this Agreement, EVSI will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its Articles of Incorporation or By-laws;

         (b) EVSI will not, and will not permit any of its Subsidiaries to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of EVSI or any of its Subsidiaries (other than a merger or consolidation between its wholly-owned Subsidiaries);

         (c) Except as contemplated by this Agreement, EVSI will not, and will not permit any of its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of EVSI or its Subsidiaries other than issuances pursuant to the exercise of convertible securities outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in Section 5.7(b);

         (d) EVSI will not, and will not permit any Subsidiary of EVSI to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any Subsidiary of EVSI to EVSI or any wholly-owned Subsidiary of EVSI;

         (e) EVSI will not, and will not permit any Subsidiary of EVSI to, redeem, purchase or otherwise acquire directly or indirectly any of EVSI's capital stock;

         (f) EVSI will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding options to purchase shares of EVSI Common Stock (which, it is understood, will not limit the administration of the relevant plans in accordance with past practices);

         (g) EVSI will not, and will not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of EVSI or any Subsidiary of EVSI, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except in the ordinary course of business or in connection with the EVSI Financing (as defined below), or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in EVSI or any Subsidiary of EVSI, or as set forth in Schedule 7.1(g);

         (h) EVSI will not, and will not permit any Subsidiary of EVSI to, increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any existing agreement or commitment;

         (i) EVSI will not,  and will not  permit  any of its  Subsidiaries  to, acquire a material amount of assets (as measured with respect to the consolidated assets of EVSI and its Subsidiaries taken as a whole) of any other Person;

         (j) EVSI will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments, which have been disclosed to the Company, and except in the ordinary course of business consistent with past practice;

         (k) except for any such change which is not significant or which is required by reason of a concurrent change in GAAP, EVSI will not, and will not permit any Subsidiary of EVSI to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

         (l) EVSI will not, and will not permit any Subsidiary of EVSI to, enter into any material joint venture, partnership or other similar arrangement, except in the ordinary course of business consistent with past practices;

         (m) EVSI will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of EVSI hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

         (n) EVSI will not settle or agree to settle any action or proceeding pending before any court or governmental body; and

         (o) EVSI will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         7.2 EVSI Acquisition Proposals.

         (a) EVSI shall not, nor shall it authorize or permit any of its Subsidiaries or its or their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or them to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a EVSI Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any EVSI Acquisition Proposal or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "EVSI Acquisition Agreement") related to any EVSI Acquisition Proposal; provided, however, that if prior to the Effective Time, the Board of Directors of EVSI by majority vote determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to its shareholders under applicable law, EVSI may, during the period commencing on the 31st day after the date hereof and ending on the EVSI Cut-Off Date (as defined below), in response to a EVSI Superior Proposal (as defined below) which was not solicited by it or which did not otherwise result from a breach of this Section 7.2(a), and subject to providing prior written notice of its decision to take such action to the Company and specifying the material terms and conditions of such EVSI Superior Proposal (the "Company Notice") and compliance with Section 7.2(c), (x) furnish information with respect to EVSI and its Subsidiaries to any Person making a EVSI Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Board of Directors of EVSI after consultation with its outside legal counsel), (y) participate in discussions or negotiations regarding such EVSI Superior Proposal and (z) terminate this Agreement by exercising its termination right only in accordance with Section 10.1(b)(ii). Notwithstanding any of the preceding, EVSI may not determine to accept and enter into an EVSI Superior Proposal until after the third business day following receipt by the Company of the Company Notice.

         For purposes of this Agreement, "EVSI Acquisition Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any Person relating to any direct or indirect acquisition or purchase of a business or shares of any class of equity securities of EVSI or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning any class of equity securities of EVSI or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving EVSI or any of its Subsidiaries, other than the transactions contemplated by this Agreement, if, as a result of such transaction, (i) the shareholders of EVSI would hold less than 80 percent of the voting securities of the surviving corporation or its ultimate parent, (ii) the directors of EVSI would constitute less than two-thirds of the members of the board of directors of the surviving corporation or its ultimate parent, or (iii) another Person would acquire more than 20 percent of the assets of EVSI and its Subsidiaries. For purposes of this Agreement, "EVSI Cut-Off Date" means the date on which the EVSI Shareholder Approval is obtained.

         (b) Except as expressly permitted by this Section 7.2, neither the Board of Directors of EVSI nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement (or decide not to recommend it before the Definitive Proxy Statement (as hereinafter defined) is sent to the shareholders of EVSI), or (ii) approve or recommend, or propose publicly to approve or recommend, any EVSI Acquisition Proposal, unless, in each case, the Board of Directors of EVSI by majority vote determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to its shareholders under applicable law.

         For purposes of this Agreement, a "EVSI Superior Proposal" means any EVSI Acquisition Proposal with respect to all EVSI Common Stock then outstanding or all or substantially all of the assets of EVSI and with respect to which the Board of Directors of EVSI by majority vote determines in its good faith judgment taking into account, to the extent deemed appropriate by the Board of Directors, the various legal, financial and regulatory aspects of the proposal and the Person making such proposal, (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated, is reasonably likely to result in a more favorable transaction to EVSI's shareholders from a financial point of view than the transaction contemplated hereunder considering, among other things, and to the extent deemed appropriate in good faith by the Board of Directors, the long-term prospects and interests of EVSI and its shareholders and other relevant constituencies.

         (c) In addition to the obligations of EVSI set forth in paragraphs (a) and (b) of this Section 7.2, EVSI shall immediately advise the Company orally and in writing of any request for information that could reasonably be expected to lead to a EVSI Acquisition Proposal, or of any EVSI Acquisition Proposal, the material terms and conditions of such request or EVSI Acquisition Proposal and the identity of the Person making such request or EVSI Acquisition Proposal. EVSI will keep the Company fully informed of the status and details (including amendments or proposed amendments) of any such request or EVSI Acquisition Proposal. EVSI shall provide to the Company as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to EVSI from any third party in connection with any EVSI Acquisition Proposal or sent or provided by EVSI to any third party in connection with any EVSI Acquisition Proposal.

         (d) Nothing contained in this Section 7.2 shall prohibit EVSI from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to EVSI's shareholders if, in the good faith judgment of the Board of Directors of EVSI acting by majority vote, after consultation with outside legal counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

         (e) Nothing contained in this Section 7.2 shall prevent EVSI from selling assets under the TSC Agreement.

         7.3 Indemnification and Insurance.

         (a) EVSI agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or EVSI (the "Indemnified Parties") as provided in their respective charter or by-laws or in any agreement shall survive the Closing and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, EVSI shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

         (b) For six years from the Effective Time, EVSI shall maintain in effect the Company's and EVSI's current directors' and officers' liability insurance policy (the "Policy") covering those Persons who are currently covered by the Policy (copies of which have been heretofore delivered to both EVSI and the Company); provided, however, that EVSI may substitute therefor policies of at least the same coverage and containing terms and conditions which are no less favorable to the Indemnified Parties.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         8.1 Investigation. Each of EVSI and the Company shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to its and its Subsidiaries', contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their commercially reasonable efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided, that nothing herein shall require either EVSI or the Company or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations, including any such laws or regulations pertaining to the treatment of classified information.

         8.2 Cooperation. EVSI and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

             (i) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the issuance of the EVSI Shares in the Merger and as contemplated by this Agreement;

             (ii) promptly prepare and file a listing application covering the shares of EVSI Common Stock (including the shares to be issued hereunder upon official notice of issuance) for initial quotation on Nasdaq (or listing on a national securities exchange agreed upon by the Parties in writing prior to the Closing);

             (iii) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

             (iv) cooperate with one another to treat the Merger as a transaction described in Section 368(a) of the Code.

         (a) Subject to the limitations contained in Section 8.1 relating to confidentiality, EVSI and the Company shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

         (b) (i) As promptly as practicable after execution of this Agreement, EVSI will prepare and file with the SEC preliminary proxy materials in connection with the vote of the EVSI shareholders at a duly convened meeting of its shareholders (the "EVSI Shareholders Meeting") for the purpose of obtaining the EVSI Shareholder Approval with respect to the Merger and the other matters more fully described in Section 5.4 hereof. The Company shall promptly furnish EVSI with all information concerning its business and financial statements and affairs which, in the reasonable judgment of EVSI or its counsel, may be required or appropriate for inclusion in the Proxy Statement (including, but not limited to, information required pursuant to Rule 14f-1 promulgated under the Exchange Act) and shall take such other action as they may reasonably request in connection with the Proxy Statement. The Company shall provide, and is responsible for, all such information related to the Company. Once the Proxy Statement has been authorized for mailing either by notice from the SEC or by the lapse of time for review and comment by the SEC, EVSI shall hereafter promptly mail to its shareholders the Proxy Statement in definitive form (the "Definitive Proxy Statement"). Each of EVSI and the Company shall also take such other reasonable actions as may be required to be taken under any applicable state securities laws in connection with the issuance of shares of EVSI Stock and the transactions contemplated by this Agreement;

             (ii) EVSI shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the EVSI Shareholders Meeting for the purpose of obtaining the EVSI Shareholder Approval and, subject to its fiduciary duties as advised by outside counsel, shall, through its Board of Directors, recommend to its shareholders such approval.

         (c) The Company shall use its reasonable best efforts to assist EVSI in obtaining interim financing through a loan or other form of indebtedness or through a private placement of such number of shares, not to exceed 750,000 shares, of EVSI Common Stock as shall result in approximately $562,000 in gross proceeds (the "EVSI Financing").

         8.3 Filings; Other Actions. The Company and EVSI shall each cooperate with the other and use (and shall use reasonable best efforts to cause their respective Subsidiaries to use) their respective commercially reasonable efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Company and EVSI shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company or EVSI and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

         8.4 HSR. Each Party will furnish the other Parties with all information concerning itself, its subsidiaries, directors, officers and shareholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental authority in connection with the transactions, applications or filings contemplated by this Agreement.

         8.5 Additional Reports. EVSI shall furnish to the Company copies of any reports which it files with the SEC on or after the date hereof, and EVSI represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of EVSI and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         8.6 Public Announcements. Neither party will issue any press release or make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued without such approval, if the disclosing party has used its commercially reasonable efforts to consult with the other party.

         8.7 Notices of Certain Events.

         (a) Each of the Company and EVSI shall promptly notify the other party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         (b) Each of the Company and EVSI shall promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

         8.8 EVSI Name. Each of EVSI and the Company agree that the corporate name of EVSI shall be changed to "I-Net Holdings, Inc." at or prior to the Effective Time, subject only to EVSI Shareholder Approval.

         8.9 EVSI Officers and Board of Directors. At the Effective Time, the officers and Board of Directors of EVSI shall consist of the Persons designated by the Company as set forth on Schedule 8.9. Prior to the Effective Time, the Board of Directors of EVSI shall take all action necessary to change the size of the Board of Directors of EVSI to the total number provided for in the preceding sentence and to elect those Persons listed on Schedule 8.9 as of the Effective Time.

         8.10 Tax Treatment. Each of EVSI and the Company shall not take any action and shall not fail to take any action, which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

         8.11 Voting Agreement. Simultaneously with the execution of this Agreement, the Company, J.L. Evans, Sr. ("Evans"), and each of Evans' affiliates and immediate family members are entering into a Voting Agreement dated as of the date hereof.

         8.12  Financing.  The  Company  shall  seek  to  complete  in a  single transaction or series of transactions a private placement of Company Common Stock or preferred stock, par value $.001 per share, of the Company ("Company Convertible Preferred") which shall convert into Company Common Stock immediately prior to the Effective Time (as more fully described on Schedule 6.1) resulting in at least $15.0 million in net proceeds on or before the Effective Time (the "Company Financing"); provided, however, that the Company may not, without the prior written consent of EVSI, issue more than 9,000,000 Shares of Company Common Stock (including Shares of Company Common Stock issuable upon conversion of the Company Convertible Preferred) to consummate the Company Financing. Upon consummation of the closing of the Company Financing, each investor in the Company Financing shall be deemed an I-Net Shareholder under this Agreement, as evidenced by such investor's agreement in the applicable subscription or purchase agreement to become a party to this Agreement or, in the alternative, as supplemented by an agreement supplemental hereto to be executed by each of the Company, EVSI and each such investor. Notwithstanding anything to the contrary in this Agreement, the aggregate number of shares issuable by EVSI pursuant to Section 1.2 hereof shall not change as a result of the Company Financing. References to the shares of Company Common Stock hereunder shall be deemed to include any additional shares of Company Common Stock issued upon consummation of the Company Financing.

         8.13 Employment Agreements. At the Closing, EVSI shall enter into an employment agreement with the Principal Shareholder in the form attached hereto as Exhibit A and an amended employment agreement with J.L. Evans, Sr. on the terms set forth in the resolutions attached hereto as Exhibit B (together, the "Employment Agreements").

         8.14 Registration Rights Agreement. At the Closing, EVSI and the I-Net Shareholders shall enter into a registration rights agreement in the form attached as Exhibit C hereto (the "Registration Rights Agreement").

         8.15 Post Closing Operations of EVSI. (a) Until at least two years after the Effective Time, EVSI and the Principal Shareholder shall use their respective best efforts to cause EVSI to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and to maintain its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit EVSI to terminate such status.

         (b) Until at least two years after the Effective Time, EVSI and the Principal Shareholder shall use their respective best efforts to continue to cause the shares of EVSI Common Stock to be listed on Nasdaq.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

         9.1 Conditions to the Obligations of Each Party. The obligations of the Company, EVSI and the I-Net Shareholders to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

         (a)  the  EVSI  Shareholder   Approval  shall  have  been  obtained  in
accordance with Texas Law;

         (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

         (d) the parties shall have received all required third party consents and approvals listed in Schedule 9.1(d);

         (e) The shares of EVSI Common Stock (including the shares to be issued hereunder upon official notice of issuance) shall have been approved for initial or continued quotation on Nasdaq or listing on a national securities exchange agreed upon by the Parties in writing prior to the Closing;

         (f) (i) all required approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired) unless the failure to receive any such approval or consent would not, directly or indirectly, result in a Material Adverse Effect on EVSI after the Effective Time and (ii) all such approvals and consents which have been obtained shall be on terms that would not, directly or indirectly, result in a Material Adverse Effect on EVSI after the Effective Time; and

         (g) The Company shall have completed, or shall complete concurrently with the Effective Time, the Company Financing;

         9.2 Conditions to the Obligations of EVSI. The obligations of EVSI to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

         (a) (i) each of the Company and the I-Net Shareholders shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) except to the extent expressly permitted under this Agreement, the representations and warranties of the Company and the I-Net Shareholders contained in this Agreement and in any certificate or other writing delivered by the Company and the I-Net Shareholders pursuant hereto shall be true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak specifically as of an earlier date) and (iii) EVSI shall have received a certificate signed by the president or a vice-president of the Company to the foregoing effect; and

         (b) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had a Material Adverse Effect on the Company; and

         (c) The Employment Agreements shall have been fully executed by the parties thereto, other than EVSI.

         9.3 Conditions to the Obligations of the Company and the I-Net Shareholders. The obligation of the Company and the I-Net Shareholders to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

         (a) (i) EVSI shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) except to the extent expressly permitted under this Agreement, the representations and warranties of EVSI contained in this Agreement and in any certificate or other writing delivered by EVSI pursuant hereto shall be true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak specifically as of an earlier date) and (iii) the Company shall have received a certificate signed by the president or a vice-president of EVSI to the foregoing effect;

         (b) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had a Material Adverse Effect on EVSI;

         (c) EVSI shall have consummated the sale of certain of its assets pursuant to the Asset Purchase Agreement dated December 3, 1999, by and between EVSI and certain of its Subsidiaries and TSC Services, Inc. (the "TSC Agreement");

         (d) Upon closing of the transactions under the TSC Agreement and at the Effective Time, EVSI and its Subsidiaries shall have at least $3,500,000 in net assets;

         (e) EVSI shall have timely filed all documents and reports required to be filed under the Exchange Act and the Securities Act, except as disclosed on
Schedule 9.3(e);

         (f) The Employment Agreements shall have been fully executed by all parties thereto; and

         (g) The due diligence conducted by the Company and its representatives with respect to the Class Action Suit shall not have caused the Company or its representatives to become aware of any facts relating to the Class Action Suit which, in the good faith judgment of the Company, make it inadvisable for the Company to proceed with the consummation of the transactions contemplated hereby.

                                    ARTICLE X
                                  TERMINATION

         10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the EVSI Shareholder Approval having been obtained):

         (a) by mutual written consent of the I-Net Shareholders and EVSI;

         (b) by EVSI, if (i) the Company Financing shall not have been consummated on or before the Effective Time or (ii) EVSI decides to accept and enter into an EVSI Superior Proposal, provided EVSI shall have complied with all of the provisions of Section 7.2, including the notice provisions therein, and all applicable requirements, including payment of the termination fee pursuant to Section 10.3 hereof;

         (c) by either EVSI or the Company and the I-Net Shareholders if (i) the Effective Time shall not have occurred on or before June 30, 2000; provided, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date; (ii) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby; (iii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (iii) shall have used its commercially reasonable efforts to remove such injunction, order or decree; or (iv) if the approvals of the shareholders of EVSI contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote;

         (d) by the I-Net Shareholders or the Company if (i) the Board of Directors of EVSI fails to recommend approval and adoption of this Agreement and the Merger by the shareholders of EVSI, or withdraws or modifies (or publicly announces its intention to withdraw of modify) in any manner adverse to the Company the approval or recommendation of the Board of Directors of EVSI of this Agreement or the Merger; (ii) the Board of Directors of EVSI makes any public recommendation with respect to any EVSI Acquisition Proposal other than a recommendation to reject such EVSI Acquisition Proposal or as may be required to comply with Rule 14e-2 under the Exchange Act; (iii) EVSI or any of its directors or officers furnishes any information, engages in a solicitation or participates in negotiations or discussions in breach of Section 7.2; or (iv) the Board of Directors of EVSI resolves to take any of the actions described in clauses (i), (ii) or (iii) of this paragraph (d); or

         (e) by the I-Net Shareholders and the Company, on one hand, or EVSI on the other hand, if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

         10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall terminate (except for the provisions concerning confidentiality in Section 8.1 and Sections 10.3 and 11.4), and there shall be no other liability on the part of the Company or EVSI to the other except liability arising out of a willful and material breach of this Agreement.

         10.3 Termination Fees. In the event that this Agreement is terminated by EVSI pursuant to Section 10.1(b)(ii) or by the I-Net Shareholders or the Company pursuant to Sections 10.1(d) or 10.1(e), EVSI shall pay the Company a termination fee of $250,000. In the event that this Agreement is terminated by the EVSI pursuant to Section 10.1(e), the Company shall pay EVSI a termination fee of $100,000; provided, however, that the failure of the Company to consummate the Company Financing or the failure of EVSI to consummate the EVSI Financing or consummate the transactions contemplated in the TSC Agreement shall not result in a termination fee under this Section 10.3. The parties acknowledge that the agreements contained in this Section 10.3 and Section 11.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if one party fails promptly to pay the amount due pursuant to this Section 10.3 or
Section 11.4, and, in order to obtain such payment, such party commences a suit which results in a judgment against the other party for the fees set forth in this Section 10.3 or Section 11.4, the non-paying party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit.

                                   ARTICLE XI
                                 MISCELLANEOUS

         11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

         if to EVSI, to:     Evans Systems, Inc.
                             720 Avenue F North
                             Bay City, Texas 77414
                             Attention: Jerriel L. Evans, Sr., President and CEO
                             Facsimile No.: (409) 244-5070

        with a copy to:      Olshan Grundman Frome Rosenzweig & Wolosky LLP
                             505 Park Avenue
                             New York, New York 10022
                             Attention: Robert Friedman
                             Facsimile No.: 212-755-1467

        if to the I-Net Shareholders, to: the address listed on the signature page hereto.

        if to the Company, to: I-Net Holdings, Inc.
                               3011 E. Hickory Park Circle
                               Sugar Land, Texas 77479
                               Attention: Richard Dix
                               Facsimile No.: (280) 491-9763

        with a copy to:        Thompson & Knight L.L.P.
                               1100 Pacific Avenue, Suite 3300
                               Dallas, Texas 75201
                               Attention: Craig N. Adams
                               Facsimile No.: (214) 969-1751

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified


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
in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         11.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement provided, however, that the representations contained in Sections 3.8, 4.1, and 4.2 hereof shall survive until the expiration of the applicable statutes of limitations with respect to the matters contained therein.

         11.3 Amendments; Waivers.

         (a) Any provision of this Agreement (including the Exhibits hereto) may be amended or waived, to the extent permitted by law, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and EVSI, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company and EVSI, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the other terms or conditions of this Agreement if such alteration or change would adversely affect such shareholders.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         11.4 Expenses.

         (a) In the event that this Agreement is terminated by EVSI pursuant to 10.1(e), then the Company shall promptly upon such termination pay to EVSI by wire transfer of immediately available funds an amount necessary to reimburse EVSI for all fees and expenses (including without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and representatives) ("Transaction Fees"), up to a maximum of $50,000, incurred and paid by EVSI in connection with the Merger, this Agreement and the transactions contemplated hereby; provided, however, that the failure of the Company to consummate the Company Financing shall not result in the payment of Transaction Fees under this Section 11.4.

         (b) In the event that this Agreement is terminated by the Company and the I-Net Shareholders pursuant to Section 10.1(e), then EVSI shall promptly upon such termination pay to the Company and I-Net Shareholders by wire transfer of immediately available funds an amount necessary to reimburse the Company for all Transaction Fees, up to a maximum of $50,000, incurred and paid by the Company or the I-Net Shareholders in connection with this Agreement and the transactions contemplated hereby; provided, however, that the failure of EVSI to consummate the

EVSI Financing or consummate the transactions contemplated in the TSC Agreement shall not result in the payment of Transaction Fees under this Section 11.4.

         (c) Except as set forth in Sections 11.4(a) and (b) or as provided in the following sentence, all costs and expenses incurred in connection with the Merger, this and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the foregoing, the filing fees in connection with the HSR Act filing and the filing of the Proxy Statement and the expenses incurred in connection with the printing and mailing of the Proxy Statement shall be paid by EVSI.

         11.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         11.6 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

         11.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

         11.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         11.10 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as provided in Section 7.3, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         11.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         11.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        EVANS SYSTEMS, INC.



                                        By: /s/ J.L. Evans, Sr.
                                            ------------------------------------
                                        Name:  J.L. Evans, Sr.
                                        Title: President



                                        I-NET ACQUISITION CORP.




                                        By: /s/ J.L. Evans, Sr.
                                            ------------------------------------
                                        Name:  J.L. Evans, Sr.
                                        Title: President



                                        I-NET HOLDINGS, INC.




                                        By: /s/ Richard Dix
                                            ------------------------------------
                                        Name:  Richard Dix
                                        Title: President



                                        PRINCIPAL SHAREHOLDER:


                                        /s/ Richard Dix
                                        ----------------------------------------
                                        Richard Dix

                                   Schedule I

                                                  Company
Name of Company Shareholder                       Shares Held
---------------------------                       -----------



Richard Dix                                        12,000,000









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